                          THIS AGREEMENT MADE AS OF THE
                              5th Day of May, 2001

BETWEEN:

Victor Sopczak, the vendor having an office located at Lot 488 - 7750 East
Broadway, Mesa, Arizona, 85208-1363 (hereinafter referred to as "the Vendor")

                                       And

Winmax Trading Group, Inc. a company duly incorporated pursuant to the laws of the State of Florida and having an office located at 429 Seabreeze Boulevard,
Suite 227, Fort Lauderdale, FL 33316 (hereinafter referred to as "WMAX")

WHEREAS WMAX is desirous of THE VENDOR performing certain tasks on its behalf as more specifically stated in the Appendices attached hereto.

AND WHEREAS THE VENDOR has reviewed the attached Appendices and is desirous of performing the stated tasks for WMAX.

AND WHEREAS both parties hereto have agreed each with the other that THE VENDOR will perform the tasks stated in the attached Appendices upon the terms and conditions hereinafter recited.

IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES THAT:

1.   The Appendices attached hereto and marked as Appendix A respectively are integral parts of this Agreement and the duties therein stated are binding upon the parties hereto.

2.   Upon execution of this Agreement THE VENDOR shall immediately commence:
     1 Source and Arrange for and provide assistance with bank credit lines for the business of WMAX and its products in accordance with the provisions of
     Appendix A;

3.   The term of this Agreement shall be One (1) MONTH from the date of execution hereof.

4.   WMAX hereby grants THE VENDOR the right to assign any or all of its obligations incurred hereunder to any entity which is an affiliate of THE
     VENDOR and by this Agreement does hereby consent to any said Assignment upon THE VENDOR advising WMAX of said assignment in writing to WMAX's address for service noted herein and that subsequent to said assignment
     WMAX's relationship with THE VENDOR is severed in its entirety provided however that WMAX is in no manner responsible for any further costs or expenses to said affiliate save and except for those said costs noted in this Agreement which have not been paid to THE VENDOR.

5.   Any reference in this Agreement or the Appendices to "THE VENDOR" shall include Victor Sopczak, his agents, assigns, successors, employees or any person acting on their behalf.

6.   WMAX acknowledges that THE VENDOR in performing the services noted in the attached Appendices is relying exclusively upon the information provided it by WMAX and therefore notwithstanding anything to the contrary herein contained WMAX acknowledges that it is solely responsible for the truthfulness of the information provided to THE VENDOR and therefore completely, wholly and without reservation indemnifies and saves THE
     VENDOR, its Officers, Directors, Agents, Employees or Assigns from any and all liability respecting the performance of THE VENDOR duties herein including but not restricted to any and all legal fees incurred.

7.   Not to restrict the foregone paragraph 5 WMAX further acknowledges that it has an exclusive duty to review any and all information prepared by THE
     VENDOR and therefore any and all errors and/or omissions contained in any of the services provided WMAX by THE VENDOR are hereby waived in their entirety and WMAX agrees to be totally and without reservation responsible for same should they occur and waives any action it can or June 4 have against THE VENDOR, its Agents, Employees, Directors, Officers or Assigns
     for any damage or loss occasioned as a result of any said error and or omission and further should any damage be occasioned to any third party as a result of any said error or omission that WMAX fully and completely indemnifies THE VENDOR, its Directors, Officers, Employees, Agents or
     Assigns for any and all said damages including but not restricted to legal fees incurred.

8.   THE VENDOR shall have the right hereunder to conduct any investigation of
     WMAX or the WMAX products as it deems necessary in order for it to be assured that WMAX is following the term and the spirit of this Agreement and in the event that THE VENDOR in the course of its investigation forms the reasonable belief that WMAX is or June 4 not be able to fulfill it's obligations hereunder (such as not having sufficient inventory available to satisfy consumer needs or is conducting it's business affairs in a manner not consistent with the standards and ethics of typical business'
     conducting business via an Internet Retail Store) then and in that event the cost of the investigation shall be borne by WMAX and THE VENDOR shall, at it's sole option, be entitled to forthwith terminate this Agreement without Notice or Penalty.

9.   This Agreement shall be governed by the laws of the State of Florida and any court proceedings commenced hereunder shall be commenced and concluded at the venue of THE Vendor's direction within the State of Florida and that should any legal action be commenced by WMAX against THE VENDOR that WMAX shall provide THE VENDOR with FOURTEEN (14) DAYS Written Notice to THE
     VENDOR to select a venue within the State of Florida to commence its action and should THE VENDOR refuse or neglect to advise WMAX of said venue within the time period noted herein then and in that event WMAX shall be at liberty to select its own venue within the State of Florida.

10.  THE Vendor's address for service hereunder shall be in care of Lot 488 -
     7750 East Broadway, Mesa, Arizona, 85208-1363.

11.  WMAX's address for service hereunder shall be 429 Seabreeze Boulevard,
     Suite 227, Fort Lauderdale, FL 33316.

12.  Should any provision of this Agreement be ruled invalid, unenforceable or illegal then and in that event the offending provision shall be struck here from and be of no further force and effect but that the remainder of this
     Agreement shall remain in full force and effect.

13.  In consideration of THE VENDOR performing the services noted in the attached Appendix A, WMAX shall pay to Victor Sopczak the greater in value of Twenty Five Thousand (25,000) Shares by way of WMAX Common Stock or
     Twenty Five Thousand Dollars ($25,000) through WMAX's S-8 Registration
     Statement with the Securities and Exchange Commission said shares to be deposited with Victor Sopczak prior to any services contracted to be provided for WMAX by THE VENDOR being released to WMAX and in any event on or before ___, 2001.

14.  The parties acknowledge each to the other that this Agreement has been approved by the WMAX Board of Directors and is a binding Agreement on both parties as evidenced by the execution hereof by an authorized signatory of each party.

    Victor Sopczak
/s/ Victor Sopczak                          Witnessed by      _________________
-------------------
Authorized Signatory                        Printed Name      _________________

Winmax Trading Group, Inc
Per: Ralph Pistor, President
/s/  Ralph Pistor
------------------
Authorized Signatory

  Details For The Arranging for and providing assistance with bank credit lines

The Vendor will be responsible for the arranging for and provide assistance with bank credit lines for  WMAX for the purposes of:

1.   Manufacturing and production of products;

2.   Distribution, manufacturing and other partners necessary in the processing and finishing of the company products;

3.   Develop product-marketing plans;

4.   Production of packaging material; and

5.   The above noted services will not in any way constitute capital raising or the promotion or maintenance of a common share market for WMAX.